Exhibit 10.5

PATENT AND LICENSE SECURITY AGREEMENT

This PATENT AND LICENSE SECURITY AGREEMENT (this “Agreement”), dated as of December 22, 2008, is by and between GTC BIOTHERAPEUTICS, INC. (“Grantor”) and GENERAL ELECTRIC CAPITAL CORPORATION (“Grantee”).

W I T N E S S E T H:

WHEREAS, Grantor and Grantee entered into that certain Amended and Restated Master Security Agreement, dated as of December 29, 2006 (as amended as of the date hereof and as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, Grantor and Grantee desire to amend the Security Agreement, and have entered or will enter into that certain Consent and Amendment No. 3 to Amended and Restated Master Security Agreement dated as of December 22, 2008 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement Amendment”);

WHEREAS, in order to induce Grantee to enter into the Security Agreement Amendment and to continue to make the loans and other credit accommodations as provided for in the Security Agreement, Grantor has agreed to pledge the Patent Collateral (as defined below) to Grantee in accordance herewith, in each case to secure the Indebtedness (as defined in the Security Agreement); and

WHEREAS, this Agreement is required by the terms of the Security Agreement Amendment.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.

(i) Unless otherwise defined herein, capitalized terms used herein which are defined in the Security Agreement shall have the meanings specified in the Security Agreement.

(ii) The words “hereof”, “herein”, and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and schedule references are to this Agreement unless otherwise specified.

(iii) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

(iv) “Default” means the occurrence of either of the following events: (a) any default by Grantor under the terms of the Security Agreement or any other Debt Document; or (b) any Event of Default.

2. Security Interest in Patents. As security for prompt payment in full of all of the Indebtedness, Grantor hereby grants to Grantee a second priority security interest, having priority over all other security interests (other than the security interest in favor of LFB (as defined below)) in all of Grantor’s now owned or existing and hereafter acquired or arising (collectively, the “Patent Collateral”):

(i) patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, those patents and patent applications listed on Schedule A, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, and (c) the right to sue for past, present and future infringements thereof (all of the foregoing patents and applications, together with the items described in the foregoing clauses (a)-(c), being sometimes hereinafter individually and/or alone or in conjunction with the non-US Patents identified in Schedule C collectively referred to as the “Patents”);

(ii) license agreements with any other party in connection with any Patents or such other party’s patents or patent applications, whether Grantor is a licensor or licensee under any such license agreement, including, but not limited to, the license agreements listed on Schedule B, and the right upon the occurrence and during the continuance of a Default to use the foregoing in connection with the enforcement of the rights of Grantee under the Security Agreement (all of the foregoing being hereinafter referred to collectively as the “Licenses”). Notwithstanding the foregoing provisions of this Section 2, the Licenses shall not include any license agreement which by its terms prohibits (which prohibition is enforceable under applicable law) the grant of the security interest contemplated by this Agreement for so long as such prohibition continues; it being understood that upon request of Grantee, Grantor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of Grantee in Grantor’s rights under such license agreement; and

(iii) Non-US Patents and Licenses, including, without limitation, those listed on Schedule C.

3. Restrictions on Future Agreements. Grantor will not, without Grantee’s prior written consent, enter into any agreement, including, without limitation, any license agreement, which is inconsistent with this Agreement, and Grantor further agrees that it will not take any action, and will not permit any action to be taken by others subject to its control, including licensees, or fail to take any action, which would affect the validity or enforcement of the rights transferred to Grantee, under this Agreement or any other Debt Document or the rights associated with those Patents which are necessary or desirable in the operation of Grantor’s business.

4. New Patents. Grantor represents and warrants that the Patents and Licenses listed on Schedules A, B and C, collectively, include all of the patents, patent applications now owned by Grantor, and all license agreements in force as of the date hereof with any other party in connection with any Patents or such other party’s patents or patent applications, whether Grantor is a licensor or licensee under any such license agreement. If, prior to the termination of this Agreement, Grantor shall (i) obtain rights to any new patentable inventions or license agreements or any patents or patent applications in connection therewith or (ii) become entitled to the benefit of any patent, patent application or any reissue, division, continuation, renewal, extension or continuation-in-part related to any Patent or any improvement on any Patent, the provisions of Section 2 shall automatically apply thereto, and Grantor shall give to Grantee prompt written notice thereof. Grantor hereby authorizes Grantee to modify this Agreement by (a) amending Schedules A, B or C, as the case may be, to include any future patents, patent applications and license agreements in connection with patents and patent applications that are Patents or Licenses under Section 2 or under this Section 4, and (b) filing, in addition to and not in substitution for, this Agreement, a short form of this Agreement containing on Schedules A, B or C thereto, as the case may be, such future patents, patent applications and license agreements which are Patents or Licenses, as the case may be, under Section 2 or this Section 4. Notwithstanding the foregoing, Grantor agrees that Grantee’s security interest shall extend to all of the collateral listed in Section 2 and this Section 4, regardless of whether Grantee actually amends Schedules A, B or C, respectively.

5. Royalties. Grantor hereby agrees that the use by Grantee of the Patents and Licenses as authorized hereunder shall be coextensive with Grantor’s rights thereunder and with respect thereto and without any liability for royalties or other related charges from Grantee to Grantor.

6. Nature and Continuation of Grantee’s Security Interest. This Agreement is made for collateral security purposes only. This Agreement shall create a continuing security interest in the Patents and the Licenses and shall remain in full force and effect until the Indebtedness has been paid in full and the Security Agreement terminated, at such time the rights granted to Grantee hereunder shall also terminate.

7. Right to Inspect; Further Assignments and Security Interests. Grantee shall have the right, in accordance with the terms and conditions of the Security Agreement, to inspect the premises of Grantor and to examine the books, records and operations of Grantor relating to the Patents. Grantor agrees not to sell or assign its respective interests in, or grant any license under (other than granting any license in the ordinary course of business), the Patents without the prior written consent of Grantee.

8. Duties of Grantor. Grantor shall have the duty to the extent desirable in the conduct of Grantor’s business and consistent with Grantor’s current business practices or Grantor’s reasonable business judgment: (i) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or thereafter until the termination of this Agreement; (ii) to make application on such unpatented but patentable inventions as Grantor deems appropriate; (iii) to take reasonable steps to preserve and maintain all of Grantor’s rights in the patent applications and patents that are part of the Patents and (iv) obtain any consents, waivers or agreements necessary to enable Grantee to exercise its remedies with respect to any and all Patent Collateral. Any expenses incurred in connection with the foregoing shall be borne by Grantor. Grantor shall not abandon any right to file a patent application or any pending patent application or patent which is or shall be, in the Grantor’s reasonable business judgment, necessary or economically desirable to the operation of Grantor’s business. Grantor agrees to retain an experienced patent attorney for the filing and prosecution of all such applications and other proceedings. Grantee shall have no duty with respect to the Patents and Licenses. Without limiting the generality of the foregoing, Grantee shall not be under any obligation to take any steps necessary to preserve rights in the Patents or Licenses against any other parties, but may do so at its option during the continuance of a Default, and all expenses incurred in connection therewith shall be for the sole account of Grantor and added to the Indebtedness secured thereby.

9. Grantee’s Right to Sue; Limited License. From and after the occurrence and during the continuance of a Default, Grantee shall have the right, but shall not be obligated, upon prior written notice to Grantor, to bring suit to enforce the Patents and the Licenses, and, if Grantee shall commence any such suit, Grantor shall, at the request of Grantee, do any and all lawful acts and execute any and all proper documents required by Grantee in aid of such enforcement. Grantor shall, upon demand, promptly reimburse and indemnify Grantee for all reasonable attorneys’ fees and other costs and expenses incurred by Grantee in the exercise of its rights under this Section 9 (including, without limitation, the allocated cost of in-house counsel). If, for any reason whatsoever, Grantee is not reimbursed with respect to the costs and expenses referred to in the preceding sentence, such costs and expenses shall be added to the Indebtedness secured hereby. Grantor hereby grants to Grantee a license with respect to all Patents and Licenses owned or used by Grantor to the extent necessary to enable Grantee, effective upon the occurrence of any Default, to realize on the Patents and Licenses and any successor or assign to enjoy the benefits of the Patents and Licenses. This license shall inure to the benefit of Grantee and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to any Grantor or any other Person by Grantee or any other Person.

10. Waivers. No course of dealing between Grantor and Grantee, and no failure to exercise or delay in exercising on the part of Grantee any right, power or privilege hereunder or under the Security Agreement or other Debt Documents shall operate as a waiver of any of Grantee’s rights, powers or privileges. No single or partial exercise of any right, power or privilege hereunder or under the Security Agreement or other Debt Documents shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

11. Grantee’s Exercise of Rights and Remedies Upon Default. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that upon the occurrence and during the continuance of a Default, Grantee may exercise any of the rights and remedies provided in this Agreement or any of the other Debt Documents. Without limiting the generality of the foregoing, Grantor acknowledges and agrees that (i) the Patents and Licenses comprise a portion of the Collateral and Grantee shall have the right to exercise its rights under the Security Agreement with respect to the Patents and Licenses to the same extent as with respect to all other items of Collateral described therein, and (ii) from and after the occurrence and during the continuation of a Default, Grantee or its nominee may use the Patents and Licenses to assemble, manufacture, sell, prepare for sale or take possession of the Collateral, or for any other purpose in connection with the conduct of Grantor’s business. Any proceeds of any of the Patent Collateral may be applied by the Grantee to the payment of expenses in connection with the enforcement of Grantee’s rights and remedies hereunder and in connection with the Patent

Collateral, including, without limitation, reasonable attorneys’ fees and legal expenses, and any balance of such proceeds may be applied by Grantee toward the payment of such of the Indebtedness, and in such order of application, as Grantee may from time to time elect (and, after payment in full of all Indebtedness, any excess shall be delivered to Grantor or as a court of competent jurisdiction shall direct).

12. Severability. If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by such provision’s severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of this Agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

13. Modification. This Agreement cannot be altered, amended or modified in any way, except as specifically provided in Sections 2 and 4 hereof or by a writing signed by the parties hereto.

14. Cumulative Remedies; Power of Attorney. All of Grantee’s rights and remedies with respect to the Patents and the Licenses, whether established hereby, by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. Grantor hereby irrevocably appoints Grantee as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise to carry out the acts described below. Upon the occurrence and during the continuance of a Default, Grantor hereby authorizes Grantee to, in its sole discretion, (i) endorse Grantor’s name on all applications, documents, papers and instruments necessary or desirable for Grantee in the use of the Patents and the Licenses, (ii) take any other actions with respect to the Patents and the Licenses as Grantee deems is in its best interest, (iii) grant or issue any exclusive or non-exclusive license with respect to the Patents to anyone on commercially reasonable terms, and (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Patents and the Licenses to anyone on commercially reasonable terms. Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement shall have been terminated pursuant to Section 6 hereof. Grantor acknowledges and agrees that this Agreement is not intended to limit or restrict in any way the rights and remedies of Grantee under the Security Agreement or other Debt Documents, but rather is intended to facilitate the exercise of such rights and remedies. Grantee shall have, in addition to all other rights and remedies given it by the terms of this Agreement, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which, respectively, either (x) the Patents may be located or deemed located or (y) the Licenses were granted.

15. Binding Effect; Benefits. This Agreement shall be binding upon Grantor and its successors and assigns, and shall inure to the benefit of Grantee and its nominees, successors and assigns. The successors and assigns of Grantor shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Grantor; provided, however, that Grantor shall not voluntarily assign its obligations hereunder without the prior written consent of Grantee.

16. CHOICE OF LAW; WAIVER OF JURY TRIAL; SERVICE OF PROCESS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT

SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT. GRANTOR AND GRANTEE HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. GRANTOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. IN NO EVENT WILL GRANTEE BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

17. Notices. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing (messages sent by e-mail or other electronic transmission (other than by telecopier) shall not constitute a writing, however any signature on a document or other writing that is transmitted by e-mail or telecopier shall constitute a valid signature for purposes hereof), and shall be deemed to have been validly served, given or delivered when received by the recipient if hand delivered, sent by commercial overnight courier or sent by facsimile, or three (3) Business Days after deposit in the United States mail, with proper first-class postage prepaid and addressed to the party at its address and/or facsimile number set forth in the Security Agreement, or to such other address as either party shall specify to the other in writing from time to time.

18. Section Headings. The Section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

20. Right of Recordal of Security Interest. Grantee shall have the right, but not the obligation, at the expense of Grantor, to record this Agreement in the United States Patent and Trademark Office and with such other United States and foreign recording authorities deemed reasonable and proper by Grantee. Grantee shall advise Grantor of such recordals, and Grantor shall comply with all formalities and execute all documents deemed reasonable and proper by Grantee in connection therewith. Upon satisfaction in full of the Indebtedness and termination of the Security Agreement, Grantor shall have the right to effect recordal of such satisfaction or termination at the expense of Grantor in the United States Patent and Trademark Office and with such other United States and foreign recording authorities deemed reasonable and proper by Grantor, and Grantee shall execute all documents deemed reasonable and proper by Grantor in connection therewith. Grantee and Grantor shall cooperate to effect all such recordals hereunder. Grantor shall reimburse Grantee for all reasonable expenses (including, without limitation, filing fees, translation fees, fee related to retention of local patent clerks and local attorneys) incurred by Grantee relating to such recordals within fifteen (15) days of making such reimbursement request and providing documentation evidencing such expenses to Grantor.

21. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interest granted to Grantee pursuant to this Agreement and the exercise of any right or remedy by Grantee hereunder are subject to the provisions of that certain Subordination and Intercreditor Agreement dated as of December 22, 2008 (the “Intercreditor Agreement”) by and among Grantor, Grantee and LFB Biotechnologies, a société anonyme established under the laws of France (“LFB”). In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

[SIGNATURE PAGE FOLLOWS]

Signature Page to Patent and License Security Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

GRANTOR:	GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation

	By:	/s/ John B. Green
	Name:	John B. Green
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Patent and License Security Agreement

GRANTEE:	GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation

	By:	/s/ Jason M. Dufour
	Name:	Jason M. Dufour
	Title:	Duly Authorized Signatory

SCHEDULE A

to Patent and License Security Agreement

PATENTS

SCHEDULE B

to Patent and License Security Agreement

LICENSES

SCHEDULE C

to Patent and License Security Agreement

NON-US PATENTS AND LICENSES